UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2012

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Blvd., 10th Floor
Herndon, Virginia 20171
(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 480-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of GeoEye, Inc. (“Company”) was held on May 31, 2012. The Company previously filed with the U.S. Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to stockholders at the meeting.  The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Directors.  The nine nominees for the Board of Directors were elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified with the votes shown:

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James A. Abrahamson	14,240,080	3,698,918	2,395,815
Joseph M. Ahearn	14,439,826	3,499,172	2,395,815
Michael P.C. Carns	17,872,762	66,236	2,395,815
Martin C. Faga	14,440,526	3,498,472	2,395,815
Michael F. Horn, Sr.	14,636,787	3,302,211	2,395,815
Lawrence A. Hough	14,383,661	3,555,337	2,395,815
Roberta E. Lenczowski	14,384,109	3,554,889	2,395,815
Matthew M. O’Connell	14,634,485	3,304,513	2,395,815
James M. Simon, Jr.	14,439,876	3,499,122	2,395,815

Proposal Two: Advisory Vote by Stockholders to Approve the Compensation of the Named Executive Officers.  A proposal relating to a non-binding stockholder advisory vote to approve the compensation of the Named Executive Officers was approved with the votes shown:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
15,162,772	2,757,771	18,455	2,395,815

Proposal Three: Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2012. A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified with the votes shown:

Shares Voted For	Shares Voted Against	Shares Abstained
20,107,851	214,001	12,961

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012	GEOEYE, INC.

	By:	/s/ William L. Warren

Executive Vice President, General Counsel and Corporate Secretary